Exhibit 99.2

Video Transcript

Publicly available on vimeo: https://vimeo.com/674028999

Also publicly available in the top section of XTI’s homepage: https://www.xtiaircraft.com/

Audio:

Life is full of choices. Do I take the airplane, with its high speed and long range, or the helicopter, with its ability to take off and land anywhere?

At XTI we say, take both.

On screen text:

THE XTI TRIFAN 600

IS TRANSFORMING

AIR MOBILITY

TAKE OFF

VERTICALLY

LAND ANYWHERE

LONG DISTANCE

POINT TO POINT

345 MPH

25,000 FT

850 MILES

USE THE AIRPORT

WHEELS UP IN 200 FT STOL

OR DON’T

MANHATTAN TO WASHINGTON: 50 MINUTES

FOR THE EXECUTIVE

THE TRAVELER

THE MEDIC

EXCEPTIONAL TEAM

OVER 40 AIRCRAFT FAA CERTIFIED

COMPATIBLE WITH 100% SUSTAINABLE AVIATION FUELS

A NEW ERA

OF POINT-TO-POINT

AIR TRAVEL

IS COMING

WILL YOU JOIN US?

Important Information About the Proposed Transaction and Where to Find It

This communication relates to a proposed transaction between XTI Aircraft Company, a Delaware corporation (“XTI”), and Inpixon, a Nevada corporation (“Inpixon”), pursuant to an agreement and plan of merger, dated as of July 24, 2023, by and among Inpixon, Superfly Merger Sub Inc. and XTI (the “proposed transaction”). Inpixon intends to file a registration statement on Form S-4 (the “Form S-4”) with the U.S. Securities and Exchange Commission (“SEC”), which will include a preliminary prospectus and proxy statement of Inpixon in connection with the proposed transaction, referred to as a proxy statement/prospectus. A proxy statement/prospectus will be sent to all Inpixon stockholders as of a record date to be established for voting on the transaction and to the stockholders of XTI. Inpixon also will file other documents regarding the proposed transaction with the SEC.

Before making any voting decision, investors and security holders are urged to read the registration statement, the proxy statement/prospectus, and amendments thereto, and the definitive proxy statement/prospectus in connection with Inpixon’s solicitation of proxies for its stockholders’ meeting to be held to approve the transaction, and all other relevant documents filed or that will be filed with the SEC in connection with the proposed transaction as they become available because they will contain important information about Inpixon, XTI and the proposed transaction.

Investors and securityholders will be able to obtain free copies of the registration statement, the proxy statement/prospectus and all other relevant documents filed or that will be filed with the SEC by Inpixon through the website maintained by the SEC at www.sec.gov.

The documents filed by Inpixon with the SEC also may be obtained free of charge at Inpixon’s website at www.inpixon.com or upon written request to: Inpixon, 2479 E. Bayshore Road, Suite 195, Palo Alto, CA 94303.

NEITHER THE SEC NOR ANY STATE SECURITIES REGULATORY AGENCY HAS APPROVED OR DISAPPROVED THE TRANSACTIONS DESCRIBED IN THIS COMMUNICATION, PASSED UPON THE MERITS OR FAIRNESS OF THE TRANSACTION OR RELATED TRANSACTIONS OR PASSED UPON THE ADEQUACY OR ACCURACY OF THE DISCLOSURE IN THIS COMMUNICATION. ANY REPRESENTATION TO THE CONTRARY CONSTITUTES A CRIMINAL OFFENSE.

Forward-Looking Statements

This communication contains certain “forward-looking statements” within the meaning of the United States Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact contained in this communication, including the products under development by XTI and the markets in which it plans to operate, the advantages of XTI’s technology, XTI’s competitive landscape and positioning, and XTI’s growth plans and strategies, are forward-looking statements. Some of these forward-looking statements can be identified by the use of forward-looking words, including “may,” “should,” “expect,” “intend,” “will,” “estimate,” “anticipate,” “believe,” “predict,” “plan,” “targets,” “projects,” “could,” “would,” “continue,” “forecast” or the negatives of these terms or variations of them or similar expressions. All forward-looking statements are subject to risks, uncertainties, and other factors which could cause actual results to differ materially from those expressed or implied by such forward-looking statements. All forward-looking statements are based upon estimates, forecasts and assumptions that, while considered reasonable by Inpixon and its management, and XTI and its management, as the case may be, are inherently uncertain and many factors may cause the actual results to differ materially from current expectations which include, but are not limited to:

●	the risk that the proposed transaction may not be completed in a timely manner or at all, which may adversely affect the price of Inpixon’s securities;

●	the failure to satisfy the conditions to the consummation of the proposed transaction, including the adoption of the merger agreement by the shareholders of Inpixon;

●	the occurrence of any event, change or other circumstance that could give rise to the termination of the merger agreement;

●	the adjustments permitted under the merger agreement to the exchange ratio that could result in XTI shareholders or Inpixon shareholders owning less of the post-combination company than expected;

●	the effect of the announcement or pendency of the proposed transaction on Inpixon’s and XTI’s business relationships, performance, and business generally;

●	risks that the proposed transaction disrupts current plans of Inpixon and XTI and potential difficulties in Inpixon’s and XTI’s employee retention as a result of the proposed transaction;

●	the outcome of any legal proceedings that may be instituted against XTI or against Inpixon related to the merger agreement or the proposed transaction;

●	failure to realize the anticipated benefits of the proposed transaction;

●	the inability to meet and maintain the listing of Inpixon’s securities (or the securities of the post-combination company) on Nasdaq;

●	the risk that the price of Inpixon’s securities (or the securities of the post-combination company) may be volatile due to a variety of factors, including changes in the highly competitive industries in which Inpixon and XTI operate, variations in performance across competitors, changes in laws, regulations, technologies that may impose additional costs and compliance burdens on Inpixon and XTI’s operations, global supply chain disruptions and shortages, national security tensions, and macro-economic and social environments affecting Inpixon and XTI’s business and changes in the combined capital structure;

●	the inability to implement business plans, forecasts, and other expectations after the completion of the proposed transaction, and identify and realize additional opportunities;

●	the risk that XTI has a limited operating history, has not yet manufactured any non-prototype aircraft or delivered any aircraft to a customer, and XTI and its current and future collaborators may be unable to successfully develop and market XTI’s aircraft or solutions, or may experience significant delays in doing so;

●	the risk that XTI is subject to the uncertainties associated with the regulatory approvals of its aircraft including the certification by the Federal Aviation Administration, which is a lengthy and costly process;

●	the risk that the post-combination company may never achieve or sustain profitability;

●	the risk that XTI, Inpixon and the post-combination company may be unable to raise additional capital on acceptable terms to finance its operations and remain a going concern;

●	the risk that the post-combination company experiences difficulties in managing its growth and expanding operations;

●	the risk that XTI’s conditional pre orders (which include conditional aircraft purchase agreements, non-binding reservations, and options) are canceled, modified, delayed or not placed and that XTI must return the refundable deposits;

●	the risks relating to long development and sales cycles, XTI’s ability to satisfy the conditions and deliver on the orders and reservations, its ability to maintain quality control of its aircraft, and XTI’s dependence on third parties for supplying components and potentially manufacturing the aircraft;

●	the risk that other aircraft manufacturers develop competitive VTOL aircraft or other competitive aircraft that adversely affect XTI’s market position;

●	the risk that XTI’s future patent applications may not be approved or may take longer than expected, and XTI may incur substantial costs in enforcing and protecting its intellectual property;

●	the risk that XTI’s estimates of market demand may be inaccurate;

●	the risk that XTI’s ability to sell its aircraft may be limited by circumstances beyond its control, such as a shortage of pilots and mechanics who meet the training standards, high maintenance frequencies and costs for the sold aircraft, and any accidents or incidents involving VTOL aircraft that may harm customer confidence;

●	other risks and uncertainties set forth in the sections entitled “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” in Inpixon’s Annual Report on Form 10-K for the year ended December, 31, 2022, which was filed with the SEC on April 17, 2023 (the “2022 Form 10-K”) and Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2023 filed on May 16, 2023 , and in the section entitled “Risk Factors” in XTI’s periodic reports filed pursuant to Regulation A of the Securities Act including XTI’s Annual Report on Form 1-K for the year ended December 31, 2022, which was filed with the SEC on July 13, 2023 (the “2022 Form 1-K”), as such factors may be updated from time to time in Inpixon’s and XTI’s filings with the SEC, the registration statement on Form S-4 and the proxy statement/prospectus contained therein. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements.

Nothing in this communication should be regarded as a representation by any person that the forward-looking statements set forth herein will be achieved or that any of the contemplated results of such forward-looking statements will be achieved. You should not place undue reliance on forward-looking statements, which speak only as of the date they are made. Neither Inpixon nor XTI gives any assurance that either Inpixon or XTI or the post-combination company will achieve its expected results. Neither Inpixon nor XTI undertakes any duty to update these forward-looking statements, except as otherwise required by law.

Participants in the Solicitation

XTI and Inpixon and their respective directors and officers and other members of management may, under SEC rules, be deemed to be participants in the solicitation of proxies from Inpixon’s stockholders with the proposed transaction and the other matters set forth in the registration statement. Information about Inpixon’s and XTI’s directors and executive officers is set forth in Inpixon’s filings and XTI’s filings with the SEC, including Inpixon’s 2022 Form 10-K and XTI’s 2022 Form 1-K. Additional information regarding the direct and indirect interests, by security holdings or otherwise, of those persons and other persons who may be deemed participants in the proposed transaction may be obtained by reading the proxy statement/prospectus regarding the proposed transaction when it becomes available. You may obtain free copies of these documents as described above under “Important Information About the Proposed Transaction and Where to Find It.”

No Offer or Solicitation

This communication is not a proxy statement or solicitation of a proxy, consent or authorization with respect to any securities or in respect of the proposed transaction and is not intended to and does not constitute an offer to sell or the solicitation of an offer to buy, sell or solicit any securities or any proxy, vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be deemed to be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act.

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